EXHIBIT 10.4

                        Description of Engineers Services
                                  April 23, 2009

Primus Builders Inc. (PBI) will provide the following Scope of Services, based on Bion PA 1 LLC (LLC) (a wholly-owned subsidiary of Bion Environmental Technologies, Inc (Bion)) request for Preliminary Engineering Services for its Biological Nutrient Removal Waste Treatment Facility at the Kreider Farm in Lancaster, PA.

General Description of Project

LLC, through its designated agent, Bion Services Group, Inc. (BSG) is working with Kreider Farms (KF) on the planning, design, construction and operation of a biological nutrient removal waste treatment facility at the KF dairy. The project will be designed to process waste water under three separate waste flow and loading scenarios as follows:

Phase 1-Approximately 1,200 milk cows
Phase 2-Current herd including 1,200 milk cows plus support stock
Phase 3-Current herd plus an additional 400 milk cows

The facility will be operated under Phase l loadings for performance monitoring and verification.

Scope Provided

Primus Builders Inc, working in collaboration with BSG and its staff and Primus Design Services, LLC, shall to prepare and issue a Request for Proposal Document for certain Pre-Design Tasks, and Preliminary Design work that culminates with the preparation of a Design Basis Report, each as described in Bion's - Kreider Farms Project Implementation Task Outline, dated March 13, 2009.

Specific tasks Included:

1. Predesign
2. Preliminary Design
3. Permitting (cost of actual permits are not included)

Preparation of The Request for Proposal (RFP)

Qualified engineering firms will be asked to provide professional fee and rate structures to complete the work as described in the Request for Proposal
(RFP) Document. In support of issuance of the RFP, Primus will prepare:

1. Schematic level site and building layouts
2. Schematic level process flow diagrams (PFDs)
3. Preliminary equipment list
4. Preliminary Project Schedule
5. Scope narrative with a detailed listing of the required deliverables.

Post RFP Services

Upon bid receipt, Primus will provide LLC with the following post RFP services, the cost of which is included in this proposal:

1. Interview, review and analysis of received proposals including a written bid summary and recommendations for final selection.
2. The costs of the engineering firm selected are not included in this order. A change order in the amount equal to those total costs incurred by the selected engineering firm (retained by Primus) will be issued by BSG on behalf of LLC to Primus as necessary for Primus to complete the scope of this assignment.
3. Supervision and management of the selected engineering firm.
4. Coordination and integration of other engineers and consultants working at the direction of BSG.
5. Administration of the Pre-design, Preliminary Design and Design Basis Report to achieve compliance with those reporting requirements of the Pennsylvania Infrastructure Investment Authority (PENNVEST).

Schedule

1. The RFP will be issued on or about April 30. Contractor selection will be on or about May 11.
2. Submit for PA DEP Water Quality Management Permit. Necessary for permit, but not limited shall be PFD's, tank modification details (by Red Barn) site plan, and overall project and process descriptions - June 1st, 2009.
3. Completion and presentation of Design Basis Report (DBR) - June 1, 2009.

Compensation

We have the desired team assembled and are prepared to start work immediately.

We are pleased to offer the following lump sum fee of $40,000.00 (forty-thousand dollars) for each step of the assignment as outlined above, plus reimbursable expenses billed at cost (such as travel, plotting, drawing reproduction, mailing charges, etc.).

Your authorized signature in the space provided below will allow us to proceed with the project as outlined in this proposal.

Accepted by:
Bion PA 1, LLC


By: /s/ Jeremy Rowland              Title:  Chief Operating Officer
Date:  May 6, 2009




This document has important legal consequences: consultation with an attorney is encouraged with respect to its use or modification. This document should he adapted to the particular Circumstances Of the Contemplated Project and the Controlling Law.


                           SHORT FORM OF AGREEMENT
                          BETWEEN OWNER AND ENGINEER
                                     FOR
                             PROFESSIONAL SERVICES

                                  Prepared by

                   ENGINEERS JOINT CONTRACT DOCUMENTS COMMITTEE

                                     and

                         Issued and Published Jointly by


ACEC          P/E National Society of             ASCE American Society
                  Professional Engineers               of Civil Engineers

                  PROFESSIONAL ENGINEERS IN PRIVATE PRACTICE
                           a practice division of the
                  NATIONAL SOCIETY OF PROFESSIONAL ENGINEERS

                                  ______________

                   AMERICAN COUNCIL OF ENGINEERING COMPANIES

                                  ______________

                       AMERICAN SOCIETY OF CIVIL ENGINEERS



This Agreement has been prepared for use with the Standard General Conditions of the Construction Contract (No. C-700.2002 Edition) of the Engineers Joint Contract Documents Committee. Their provisions are interrelated, and a change in one may necessitate a change in the other.



                          SHORT FORM OF AGREEMENT
                         BETWEEN OWNER AND ENGINEER
                                    FOR
                            PROFESSIONAL SERVICES


THIS IS AN AGREEMENT effective as of May 6, 2009 ("Effective Date") between Bion PA I, LLC (through its operating agent Bion Services Group, LLC) ("Owner") and Primus Builders, Inc. ("Engineer"). Engineer agrees to provide the services described below to Owner for the Kreider Farms installation ("Project"). Description of Engineer's Services: Scope as detailed in PBI's April 29 scope of work and the Bion Environmental Technologies, Inc.'s March 13, 2009 Kreider Farms Implementation Task Outline memo.

Owner and Engineer further agree as follows:

1.01  Basic Agreement

     A. Engineer shall provide, or cause to be provided, the services set forth in this Agreement, and Owner shall pay Engineer for such Services as set forth in Paragraph 9.01.

2.01  Payment

     A. Preparation of Invoices. Engineer will prepare a monthly invoice in accordance with Engineer's standard invoicing practices and submit the invoice to Owner.

     B. Payment of Invoices. Invoices are due and payable within 30 days of receipt. If Owner fails to make any payment due Engineer for services and expenses within 30 days after receipt of Engineer's invoice, the amounts due Engineer will be increased at the rate of 1.0% per month (or the maximum rate of interest permitted by law, if less) from said thirtieth day. In addition, Engineer may, without liability, after giving seven days written notice to Owner, suspend services under this Agreement until Engineer has been paid in full all amounts due for services, expenses, and other related charges. Payments will be credited first to interest and then to principal.

3.01  Additional Services

     A. If authorized by Owner, or if required because of changes in the Project, Engineer shall furnish services in addition to those set forth above.

     B.  Owner shall pay Engineer for such additional services as follows:
For additional services of Engineer's employees engaged directly on the Project an amount equal to the cumulative hours charged to the Project by each class of Engineer's employees times standard hourly rates for each applicable billing class, plus reimbursable expenses and Engineer's consultants' charges, if any.

4.01  Termination

     A. The obligation to provide further services under this Agreement may be terminated:

     1.  For cause,

         a. by either party upon 30 days written notice in the event of substantial failure by the other party to perform in accordance with the Agreement's terms through no fault of the terminating party.

         b.  By Engineer:

             1) upon seven days written notice if Engineer believes that Engineer is being requested by Owner to furnish or perform services contrary to Engineer's responsibilities as a licensed professional; or

             2) upon seven days written notice if the Engineer's services for the project are delayed or suspended for more than 90 days for reasons beyond Engineer's control.

             3) Engineer shall have no liability to Owner on account of such termination.

          c. Notwithstanding the foregoing, this Agreement will not terminate as a result of a substantial failure under paragraph 4.01.A.1.a if the party receiving such notice begins, within seven days of receipt of such notice, to correct its failure and proceeds diligently to cure such failure within no more than 30 days of receipt of notice; provided, however, that if and to the extent such substantial failure cannot be reasonably cured within such 30 day period, and if such party has diligently attempted to cure the same and thereafter continues diligently to cure the same, then the cure period provided for herein shall extend up to, but in no case no more than, 60 days after the date of receipt of the notice.

     2. For convenience, by Owner effective upon the receipt of notice by Engineer.

     B. The terminating party under paragraphs 4.01.A.1 or 4.01.A.2 may set the effective date of termination at a time up to 30 days later than otherwise provided to allow Engineer to demobilize personnel and equipment from the Project site, to complete tasks whose value would otherwise be lost, to prepare notes as to the status of completed and uncompleted tasks, and to assemble Project materials in orderly files.

5.01  Controlling Law

     A. This Agreement is to be governed by the law of the state in which the Project is located.

6.01  Successors, Assigns and Beneficiaries

     A. Owner and Engineer each is hereby bound and the partners, successors, executors, administrators, and legal representatives of Owner and Engineer (and to the extent permitted by paragraph 6.01.B the assigns of Owner and Engineer) are hereby bound to the other party to this Agreement and to the partners, successors, executors, administrators, and legal representatives (and said assignees) of such other party, in respect of all covenants, agreements, and obligations of this Agreement.

     B. Neither Owner nor Engineer may assign, sublet, or transfer any rights under or interest (including, but without limitation, moneys that are due or may become due) in this Agreement without the written consent of the other, except to the extent that any assignment, subletting, or transfer is mandated or restricted by law. Unless specifically stated to the contrary in any written consent to an assignment, no assignment will release or discharge the assignor from any duty or responsibility under this Agreement.

7.01  General Considerations

     A. The standard of care for all professional engineering and related services performed or furnished by Engineer under this Agreement will be the care and skill ordinarily used by members of the subject profession practicing under similar circumstances at the same time and in the same locality. Engineer makes no warranties, express or implied, under this Agreement or otherwise, in connection with Engineer's services. Engineer and its consultants may use or rely upon the design services of others, including, but not limited to, contractors, manufacturers and suppliers.

     B. Engineer shall not at any time supervise, direct, or have control over any contractor's work, nor shall Engineer have authority over or responsibility for the means, methods, techniques, sequences, or procedures of construction selected or used by any contractor, for safety precautions and programs incident to a contractor's work progress, nor for any failure of any contractor to comply with laws and regulations applicable to contractor's work.

     C. Engineer neither guarantees the performance of any contractor nor assumes responsibility for any contractor's failure to furnish and perform its work in accordance with the contract between Owner and such contractor.

     D. Engineer shall not be responsible for the acts or omissions of any contractor, subcontractor, or supplier, or of any contractor's agents or employees or any other persons (except Engineer's own employees and/or affiliates) at the Project site or otherwise furnishing or performing any of construction work; or for any decision made on interpretations or clarifications of the construction contract given by Owner without consultation and advice of Engineer.

     E. The general conditions for any construction contract documents prepared hereunder are to be the "Standard General Condition of the Construction Contracts as prepared by the Engineers Joint Contract Documents Committee (No. C-700, 2002 Edition).

     F. All design documents prepared or furnished by Engineer are instruments of service, and Engineer retains an ownership and property interest (including the copyright and the right of reuse) in such documents, whether or not the Project is completed.

     G. To the fullest extent permitted by law, Owner and Engineer (1) waive against each other, and the other's employees, officers, directors, agents, insurers, partners, and consultants, any and all claims for or entitlement to special, incidental, indirect, or consequential damages arising out of, resulting from, or in any way related to the Project; and (2) agree that Engineer's total liability to Owner under this Agreement shall be limited to $50,000 or the total amount of compensation received by Engineer, whichever is greater.

     H. The parties acknowledge that Engineer's scope of services does not include any services related to a Hazardous Environmental Condition (the presence of asbestos, PCBs, petroleum, hazardous substances or waste and radioactive materials). If Engineer or any other party encounters a Hazardous Environmental Condition, Engineer may, at its option and without liability for consequential or any other damages, suspend performance of services on the on the portion of the Project affected thereby until Owner:
(i) retains appropriate specialist consultants or contractors to identify and, as appropriate, abate, remediate, or remove the Hazardous Environmental Condition; and (ii) warrants that the Site is in full compliance with applicable Laws and Regulations.

8.01  Total Agreement

     A. This Agreement (consisting of pages 1 to 4 inclusive together with any expressly incorporated appendix), constitutes the entire agreement between Owner and Engineer and supersedes all prior written or oral understandings. This Agreement may only be amended, supplemented, modified, or canceled by a duly executed written instrument.

9.01  Payment (Lump Sum Basis)

     A. Using the procedures set forth in paragraph 2.01, Owner shall pay Engineer as follows:

         1.  A Lump Sum amount of $40,000.

     B. The Engineer's compensation is conditioned on the time to complete construction not exceeding ___ months. Should the time to complete construction be extended beyond this period, total compensation to Engineer shall be appropriately adjusted.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, the Effective Date of which is indicated on page 1.

OWNER:       Bion PA 1, LLC                ENGINEER:


By:          /s/ Jeremy Rowland            By:     /s/ Richard O'Connell

Title:       Chief Operating Officer of    Title:  President
             BSG, Owner's Designated
             Agent

Date Signed: May 6, 2009                   Date Signed:  May 4, 2009

                                           License or Certificate No. and
                                           State ___________

Address for giving notices:                Address for giving notices:

1035 South Gaylord Street                  8294 Highway 92, Suite 210
Denver, CO  80209                          Woodstock, GA  30189
Fax: 303-845-9651                          Fax: 770-928-6548
Email:  jrowland@biontech.com              Email:roconnell@primusbuilders.com